Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Trimeris, Inc. (the “Company”) for the period ending December 31, 2004 as filed with Securities and Exchange Commission on the date hereof (the “Report”), I, Steven D. Skolsky, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEVEN D. SKOLSKY
Steven D. Skolsky

Chief Executive Officer
March 10, 2005

The foregoing certification is being furnished solely pursuant to § 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.